UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 29, 2013

INSMED INCORPORATED

(Exact name of registrant as specified in its charter)

Virginia	0-30739	54-1972729
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9 Deer Park Drive, Suite C, Monmouth Junction, New Jersey	08852
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (732) 997-4600

Not Applicable

(Former name or former address, if changed from last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 — Other Events.

As previously disclosed by Insmed Incorporated (the “Company”) in its Annual Report on Form 10-K for the year ended December 31, 2012 (the “Annual Report), the Company entered into an agreement with Premacure AB, now Shire plc, (“Premacure”) in May 2012 pursuant to which the Company granted Premacure an exclusive, worldwide license to develop, manufacture and commercialize IGF-1, with its natural binding protein, IGFBP-3, for the prevention and treatment of complications of preterm birth (the “Premacure License Agreement”).  As further disclosed in the Annual Report, in March 2013, the Company amended the Premacure License Agreement to provide Premacure with an option to obtain all of the Company’s right to receive revenues from the commercialization of IGF-1 under the Premacure License Agreement in exchange for a cash payment to the Company of $11.5 million (the “Buyout Amount”).

Premacure exercised this option on April 29, 2013.  Premacure is obligated to pay the Buyout Amount to the Company in full within ten days after the date of exercise.  As a result of option exercise, the Company will not be entitled to any future royalties from Premacure, and Premacure will assume the Company’s royalty obligations to other parties.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

April 30, 2013

INSMED INCORPORATED

By:	/s/ Andrew T. Drechsler
Name:	Andrew T. Drechsler
Title:	Chief Financial Officer